Exhibit 99.1
Investor Relations Contact
Jonathan Vaas
Adobe
ir@adobe.com
Public Relations Contact
Ashley Levine
Adobe
aslevine@adobe.com
FOR IMMEDIATE RELEASE
Adobe Reports Outstanding Second Quarter Results
Revenue Growth of 23% Year Over Year Drives Record $1.99 Billion Cash Flows from Operations
SAN JOSE, Calif. - June 17, 2021 - Adobe (Nasdaq:ADBE) today reported financial results for its second quarter fiscal year 2021 ended June 4, 2021.
Second Quarter Fiscal Year 2021 Financial Highlights
•Adobe achieved quarterly revenue of $3.84 billion in its second quarter of fiscal year 2021, which represents 23 percent year-over-year growth. Diluted earnings per share was $2.32 on a GAAP basis and $3.03 on a non-GAAP basis.
•Digital Media segment revenue was $2.79 billion, which represents 25 percent year-over-year growth. Creative revenue grew to $2.32 billion, representing 24 percent year-over-year growth. Document Cloud revenue was $469 million, representing 30 percent year-over-year growth.
•Digital Media Annualized Recurring Revenue (“ARR”) increased $518 million quarter-over-quarter to $11.21 billion exiting the quarter. Creative ARR grew to $9.53 billion and Document Cloud ARR grew to $1.68 billion.
•Digital Experience segment revenue was $938 million, representing 21 percent year-over-year growth. Digital Experience subscription revenue was $817 million, representing 25 percent year-over-year growth.
•GAAP operating income in the second quarter was $1.41 billion, and non-GAAP operating income was $1.76 billion. GAAP net income was $1.12 billion, and non-GAAP net income was $1.46 billion.
•Cash flows from operations were a record $1.99 billion.
•Remaining Performance Obligations (“RPO”) exiting the quarter were $12.23 billion, representing 23 percent year-over-year growth.
•Adobe repurchased approximately 2.1 million shares during the quarter.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe had an outstanding second quarter as Creative Cloud, Document Cloud and Experience Cloud continue to transform work, learn and play in a digital-first world,” said Shantanu Narayen, president and CEO, Adobe. “Our innovative product roadmap and unparalleled leadership in creativity, digital documents and customer experience management position us for continued success in 2021 and beyond.”
“Adobe delivered strong Digital Media annualized recurring revenue and Digital Experience bookings, as well as record cash flows from operations in Q2,” said John Murphy, executive vice president and CFO, Adobe. “The large market opportunity and momentum we are seeing across our creative, document and customer experience management businesses position us well to deliver another record year.”

Adobe Provides Third Quarter Financial Targets
Adobe today is providing third quarter financial targets factoring current macroeconomic conditions and expected return of summer seasonality associated with the months of June, July and August.
The following table summarizes Adobe’s third quarter fiscal year 2021 targets:

Total revenue	~$3.88 billion
Digital Media segment revenue	~22 percent year-over-year growth
Digital Media annualized recurring revenue (ARR)	~$440 million of net new ARR
Digital Experience segment revenue	~21 percent year-over-year growth
Digital Experience subscription revenue	~25 percent year-over-year growth
Tax rate	GAAP: ~19 percent	Non-GAAP: ~16 percent
Share count	~480 million shares
Earnings per share	GAAP: ~$2.27	Non-GAAP: ~$3.00
A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release.

Adobe to Webcast Second Quarter Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2021 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, the effects of the COVID-19 pandemic on our business and results of operations, market trends, current macroeconomic conditions, customer success, revenue, operating margin, seasonality, annualized recurring revenue, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively, failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, information security and privacy, potential interruptions or delays in hosted services provided by us or third parties, macroeconomic conditions and economic impact of the COVID-19 pandemic, risks associated with cyber-attacks, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, failure to realize the anticipated benefits of past or future acquisitions, failure to effectively manage critical strategic third-party business relationships, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2020 ended Nov. 27, 2020, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2021.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended June 4, 2021, which Adobe expects to file in late June 2021. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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©2021 Adobe. All rights reserved. Adobe, Creative Cloud, Document Cloud and the Adobe logo are either registered trademarks or trademarks of Adobe (or one of its subsidiaries) in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In millions, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	June 4, 2021	May 29, 2020	June 4, 2021	May 29, 2020
Revenue:
Subscription	$3,520	$2,831	$7,104	$5,563
Product	153	128	308	271
Services and other	162	169	328	385
Total revenue	3,835	3,128	7,740	6,219

Cost of revenue:
Subscription	328	269	652	543
Product	9	9	19	16
Services and other	107	137	220	308
Total cost of revenue	444	415	891	867

Gross profit	3,391	2,713	6,849	5,352

Operating expenses:
Research and development	612	532	1,232	1,064
Sales and marketing	1,073	901	2,122	1,758
General and administrative	256	224	546	495
Amortization of intangibles	44	40	89	82
Total operating expenses	1,985	1,697	3,989	3,399

Operating income	1,406	1,016	2,860	1,953

Non-operating income (expense):
Interest expense	(28)	(28)	(58)	(61)
Investment gains (losses), net	8	—	13	(3)
Other income (expense), net	—	12	4	30
Total non-operating income (expense), net	(20)	(16)	(41)	(34)
Income before income taxes	1,386	1,000	2,819	1,919
Provision for (benefit from) income taxes	270	(100)	442	(136)
Net income	$1,116	$1,100	$2,377	$2,055
Basic net income per share	$2.34	$2.28	$4.97	$4.26
Shares used to compute basic net income per share	478	481	478	482
Diluted net income per share	$2.32	$2.27	$4.93	$4.23
Shares used to compute diluted net income per share	481	485	482	486

Condensed Consolidated Balance Sheets
(In millions; unaudited)

	June 4, 2021	November 27, 2020
ASSETS

Current assets:
Cash and cash equivalents	$4,250	$4,478
Short-term investments	1,518	1,514
Trade receivables, net of allowances for doubtful accounts of $19 and $21, respectively	1,477	1,398
Prepaid expenses and other current assets	833	756
Total current assets	8,078	8,146

Property and equipment, net	1,573	1,517
Operating lease right-of-use assets, net	458	487
Goodwill	11,859	10,742
Other intangibles, net	1,641	1,359
Deferred income taxes	1,168	1,370
Other assets	805	663
Total assets	$25,582	$24,284

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$312	$306
Accrued expenses	1,538	1,422
Deferred revenue	4,144	3,629
Income taxes payable	55	63
Operating lease liabilities	96	92
Total current liabilities	6,145	5,512

Long-term liabilities:
Debt	4,120	4,117
Deferred revenue	139	130
Income taxes payable	510	529
Deferred income taxes	80	10
Operating lease liabilities	477	499
Other liabilities	259	223
Total liabilities	11,730	11,020

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	7,877	7,357
Retained earnings	21,538	19,611
Accumulated other comprehensive income (loss)	(121)	(158)
Treasury stock, at cost	(15,442)	(13,546)
Total stockholders’ equity	13,852	13,264
Total liabilities and stockholders’ equity	$25,582	$24,284

Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended
	June 4, 2021	May 29, 2020
Cash flows from operating activities:
Net income	$1,116	$1,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	194	188
Stock-based compensation	260	227
Unrealized investment (gains) losses, net	(7)	(1)
Other non-cash adjustments	110	(137)
Changes in deferred revenue	(2)	(154)
Changes in other operating assets and liabilities	317	(39)
Net cash provided by operating activities	1,988	1,184

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(10)	176
Purchases of property and equipment	(95)	(96)
Purchases and sales of long-term investments, intangibles and other assets, net	(2)	—
Net cash provided by (used for) investing activities	(107)	80

Cash flows from financing activities:
Repurchases of common stock	(1,000)	(850)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock re-issuances	(89)	(53)
Other financing activities, net	9	2
Net cash used for financing activities	(1,080)	(901)
Effect of exchange rate changes on cash and cash equivalents	(3)	(7)
Net increase in cash and cash equivalents	798	356
Cash and cash equivalents at beginning of period	3,452	2,688
Cash and cash equivalents at end of period	$4,250	$3,044

Non-GAAP Results
(In millions, except per share data)
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	June 4, 2021	May 29, 2020	March 5, 2021
Operating income:

GAAP operating income	$1,406	$1,016	$1,454
Stock-based and deferred compensation expense	269	227	286
Amortization of intangibles	87	92	89
Non-GAAP operating income	$1,762	$1,335	$1,829

Net income:

GAAP net income	$1,116	$1,100	$1,261
Stock-based and deferred compensation expense	269	227	286
Amortization of intangibles	87	92	89
Investment (gains) losses, net	(8)	—	(5)
Income tax adjustments	(8)	(232)	(116)
Non-GAAP net income	$1,456	$1,187	$1,515

Diluted net income per share:

GAAP diluted net income per share	$2.32	$2.27	$2.61
Stock-based and deferred compensation expense	0.56	0.47	0.59
Amortization of intangibles	0.18	0.19	0.19
Investment (gains) losses, net	(0.02)	—	(0.01)
Income tax adjustments	(0.01)	(0.48)	(0.24)
Non-GAAP diluted net income per share	$3.03	$2.45	$3.14

Shares used in computing diluted net income per share	481	485	483

The following table shows Adobe’s GAAP second quarter fiscal year 2021 tax rate reconciled to the non-GAAP tax rate included in this release.

Second Quarter Fiscal 2021
Effective income tax rate:

GAAP effective income tax rate	19.5%
Income tax adjustments	(2.0)
Stock-based and deferred compensation expense	(1.1)
Amortization of intangibles	(0.4)
Non-GAAP effective income tax rate	16.0%

Reconciliation of GAAP to Non-GAAP Financial Targets
(Shares in millions)
The following tables show Adobe's third quarter fiscal year 2021 financial targets reconciled to the non-GAAP financial targets included in this release.

Third Quarter Fiscal 2021
Diluted net income per share:

GAAP diluted net income per share	$2.27
Stock-based and deferred compensation expense	0.60
Amortization of intangibles	0.17
Income tax adjustments	(0.04)
Non-GAAP diluted net income per share	$3.00

Shares used to compute diluted net income per share	480

Third Quarter Fiscal 2021
Effective income tax rate:

GAAP effective income tax rate	19.0%
Stock-based and deferred compensation expense	(1.4)
Amortization of intangibles	(0.1)
Income tax adjustments	(1.5)
Non-GAAP effective income tax rate	16.0%

Use of Non-GAAP Financial Information
Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.
Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, amortization of intangibles, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.